Exhibit 99.1

Adtalem Global Education Announces Third Quarter Fiscal 2018 Results

CHICAGO--(BUSINESS WIRE)--May 3, 2018--Adtalem Global Education (NYSE: ATGE), a leading global education provider, today reported academic, operating and financial results for its fiscal 2018 third quarter ended March 31, 2018, including enrollment results at Adtalem Education Brazil, Carrington College, Chamberlain University, and DeVry University/Keller Graduate School of Management.

“Our ongoing portfolio transformation positions the organization for sustainable long-term growth in our medical and healthcare, professional education and technology and business verticals,” said Lisa Wardell, president and CEO of Adtalem Global Education. “Driven by our student-centric culture, we are focused on delivering superior outcomes and achieving academic excellence across our portfolio of institutions. The underlying economics of our organization continue to improve and our financial position remains strong, supporting our ability to invest in growth initiatives and consistently return capital to our fellow owners.”

Financial and Operating Highlights

Selected financial data for the three months ended March 31, 2018:

  Revenue of $342.2 million increased 2.9 percent compared to the prior year
  Net income was $39.3 million compared to $39.9 million in the prior year; net income from continuing operations, excluding special items, was $44.9 million, compared to $37.9 million in the prior year

  Diluted earnings per share was $0.63, compared to $0.62 in the prior year; diluted earnings per share from continuing operations excluding special items was $0.72, compared to $0.59 in the prior year
  Operating cash flow for the first nine months of fiscal year 2018 was $183.3 million, compared to $169.8 million in the prior year
  Cash and cash equivalents were $265.3 million as of March 31, 2018, compared to $208.8 million as of March 31, 2017. Outstanding bank borrowings were $120.0 million as of March 31, 2018 and March 31, 2017
  Approximately 393,500 shares of common stock were repurchased during the third quarter of fiscal 2018
  Subsequent to quarter end, on April 13, 2018, Adtalem refinanced its existing $400 million revolving credit agreement by entering into a new $300 million revolving credit and $300 million term loan facility. Proceeds from the term loan were used to repay the existing credit facility balance. In association with the new facility, Adtalem received long-term credit ratings of Ba3 from Moody’s and BB+ from Standard and Poor’s.

During the second quarter of fiscal 2018, Adtalem signed an agreement to transfer ownership of DeVry University to Cogswell Education LLC. The agreement is subject to certain terms and conditions to be met during the transition process, including regulatory and accreditor approval, and the transaction is anticipated to be completed in early fiscal year 2019. As a result of this transaction, DeVry University has been classified as a discontinued operation. Adtalem recorded an after-tax loss from discontinued operations of $5.2 million in the third quarter.

Segment Highlights

Medical and Healthcare Segment

Third quarter segment revenue of $220.1 million increased 5.7 percent compared to the prior year. Chamberlain revenue in the quarter increased 2.9 percent from the prior year to $128.5 million, with increases in new student enrollment of 4.3 percent and total student enrollment of 4.5 percent in the March 2018 session compared to the same term last year. Revenue in the quarter for the medical and veterinary schools increased 10.0 percent from the prior year to $91.6 million, with increases in new student enrollment of 11.5 percent and total student enrollment of 1.3 percent in the January 2018 semester compared to the same term last year. The medical schools, which include American University of the Caribbean School of Medicine (AUC) and Ross University School of Medicine (RUSM), experienced a shift in revenue from the first half of the fiscal year to the third quarter caused by the delayed September 2017 semester start due to disruption caused by Hurricanes Irma and Maria. Third quarter operating income for the segment was $60.3 million, representing an increase of 20.2 percent from the prior year.

Professional Education

Third quarter segment revenue increased 5.7 percent to $31.5 million compared to the prior year, driven by revenue growth from Association of Certified Anti-Money Laundering Specialists (ACAMS), which was partially offset by a decline in revenue at Becker Professional Education. Segment operating income for the third quarter was $2.4 million, compared to $2.6 million in the prior year.

Technology and Business

Third quarter segment revenue decreased 4.5 percent to $59.0 million compared to the prior year. On a constant currency basis, revenue decreased 0.4 percent. Revenue was impacted in the quarter by process delays in Brazilian public loan programs which impacted student enrollment. New student enrollment was up 3.7 percent for the March session and total enrollment was down 4.9 percent compared to the same term last year. Segment operating loss for the third quarter was $103,000 compared to income of $5.4 million in the prior year.

US Traditional Postsecondary

Third quarter segment revenue declined 4.2 percent to $32.1 million compared to the prior year. An operating loss of $251,000 was reported in the third quarter compared to an operating loss of $3.1 million in the prior year.

Adtalem Outlook

Fiscal 2018 fourth quarter revenue is expected to increase 1 to 2 percent compared to the prior year. Revenue growth within the Medical and Healthcare and Professional Education segments is expected to be partially offset by decreases in revenue within the Technology and Business and US Traditional Postsecondary segments. Fourth quarter operating costs before special items are expected to be flat to up 1 percent compared to the prior year. Fourth quarter expenses may be impacted by the timing of insurance proceeds for the reimbursement of hurricane-related expenses.

Fiscal 2018 full year revenue is expected to increase 1 to 2 percent compared to the prior year and earnings growth from continuing operations before special items is expected to be 10 to 12 percent compared to the prior year. Full year capital spending is expected to be in the $60 to $65 million range, excluding hurricane-related spending. The effective income tax rate on continuing operations for the fiscal year is expected to be 14 to 16 percent, before special items. Adtalem’s outlook excludes potential charges related to restructuring plans and the pending sale of DeVry University.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2018 third quarter earnings on Thursday, May 3, at 4 p.m. CT (5 p.m. ET). The conference call will be led by Lisa Wardell, president and chief executive officer; and Patrick Unzicker, chief financial officer and treasurer.

For those wishing to participate by telephone, dial 877-407-6184 (domestic) or 201-389-0877 (international) and ask for the Adtalem call or use conference ID: 13678951. Adtalem will also broadcast the conference call on Adtalem's website at: http://www.investorcalendar.com/event/28016.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Adtalem will archive a telephone replay of the call until June 3, 2018. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415 (international), conference ID: 13678951. To access the webcast replay, please visit Adtalem's website at: http://www.investorcalendar.com/event/28016.

About Adtalem Global Education

The purpose of Adtalem Global Education is to empower students to achieve their goals, find success, and make inspiring contributions to our global community. Adtalem Global Education Inc. (NYSE: ATGE; member S&P MidCap 400 Index) is a leading global education provider and the parent organization of Adtalem Educacional do Brasil, American University of the Caribbean School of Medicine, Association of Certified Anti-Money Laundering Specialists, Becker Professional Education, Carrington College, Chamberlain University, DeVry University and its Keller Graduate School of Management, Ross University School of Medicine and Ross University School of Veterinary Medicine. For more information, please visit adtalem.com.

Forward Looking Statement

Certain statements contained in this release concerning Adtalem Global Education’s future performance, including those statements concerning expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Adtalem Global Education or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the most recent Annual Report on Form 10-K for the year ending June 30, 2017 and filed with the Securities and Exchange Commission (SEC) on August 24, 2017 and its most recent Quarterly Report on Form 10-Q for the quarter ending March 31, 2018 and filed with the SEC on May 3, 2018.

Enrollment from Continuing Operations
	FY 2018	FY 2017	% Change
Adtalem Global Education Student Enrollments
New students	27,991	27,136	+3.2%
Total students(1)	118,233	121,179	-2.4%
Adtalem Education of Brazil(2)
March Session
New students	23,367	22,531	+3.7%
Total students	75,700	79,564	-4.9%

Chamberlain University
March Session(3)
New students	2,830	2,713	+4.3%
Total students	31,053	29,726	+4.5%

Carrington College
3 months ending March 31, 2018
New students	1,794	1,892	-5.2%
Total students	5,542	6,026	-8.0%

Enrollment from Discontinued Operations

DeVry University	FY 2018	FY 2017	% Change
Undergraduate – March Session
New students	2,627	2,545	+3.2%
Total students	17,936	22,192	-19.2%
Graduate – March Session
Coursetakers(5)	7,299	9,185	-20.5%

1) Includes the most recently reported enrollments at Adtalem’s postsecondary institutions
2) Excludes Damásio test prep students
3) Post-licensure online programs only; pre-licensure campus-based programs start in September, January and May
4) Includes enrollments in its medical and veterinary preparatory programs
5) The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
PRELIMINARY

	March 31,	June 30,	March 31,
	2018	2017	2017
ASSETS:	(in thousands, except share and par value amounts)
Current Assets:
Cash and Cash Equivalents	$265,325	$240,426	$208,759
Marketable Securities and Investments	4,200	4,013	3,950
Restricted Cash	1,042	4,759	1,335
Accounts Receivable, Net	169,343	161,405	133,683
Prepaid Expenses and Other Current Assets	71,906	37,886	37,474
Current Assets Held for Sale	27,524	22,718	43,391
Total Current Assets	539,340	471,207	428,592
Land, Building and Equipment:
Land	48,369	48,947	49,085
Building	410,960	436,418	439,334
Equipment	331,045	307,308	324,043
Construction in Progress	30,550	22,240	16,207
	820,924	814,913	828,669
Accumulated Depreciation	(402,565)	(371,589)	(378,738)
Land, Building and Equipment Held for Sale, Net	-	45,502	48,331
Land, Building and Equipment, Net	418,359	488,826	498,262
Noncurrent Assets:
Deferred Income Taxes, Net	29,479	33,772	35,497
Intangible Assets, Net	405,342	412,158	421,304
Goodwill	845,843	829,086	838,805
Other Assets, Net	35,492	40,696	57,090
Other Assets Held for Sale	13,450	38,290	38,259
Total Noncurrent Assets	1,329,606	1,354,002	1,390,955
TOTAL ASSETS	$2,287,305	$2,314,035	$2,317,809

LIABILITIES:
Current Liabilities:
Accounts Payable	$38,351	$46,417	$30,203
Accrued Salaries, Wages and Benefits	63,860	81,661	70,435
Accrued Liabilities	78,464	90,515	88,384
Deferred Revenue	142,143	115,770	136,612
Current Liabilities Held for Sale	55,808	42,964	76,531
Total Current Liabilities	378,626	377,327	402,165
Noncurrent Liabilities:
Revolving Loan	120,000	125,000	120,000
Deferred Income Taxes, Net	33,519	34,712	30,228
Deferred Rent and Other Liabilities	96,920	101,672	104,492
Income Taxes Payable	88,562	-	-
Total Noncurrent Liabilities	339,001	261,384	254,720
TOTAL LIABILITIES	717,627	638,711	656,885
NONCONTROLLING INTEREST	11,391	6,285	6,600
SHAREHOLDERS' EQUITY:
Common Stock, $0.01 Par Value, 200,000,000 Shares Authorized; 60,369,000,
62,371,000 and 62,618,000 Shares Outstanding at March 31, 2018,
June 30, 2017 and March 31, 2017, respectively	792	781	778
Additional Paid-in Capital	450,120	415,912	404,800
Retained Earnings	1,852,122	1,881,397	1,837,738
Accumulated Other Comprehensive Loss	(59,195)	(59,119)	(37,013)
Treasury Stock, at Cost, 18,852,000, 15,691,000 and 15,208,000 Shares at
March 31, 2018, June 30, 2017 and March 31, 2017, respectively	(685,552)	(569,932)	(551,979)
TOTAL SHAREHOLDERS' EQUITY	1,558,287	1,669,039	1,654,324
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND
SHAREHOLDERS' EQUITY	$2,287,305	$2,314,035	$2,317,809

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
PRELIMINARY

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
	(in thousands, except per share amounts)
REVENUE:
Tuition	$296,126	$287,774	$878,333	$875,935
Other Educational	46,067	44,901	126,382	119,725
Total Revenue	342,193	332,675	1,004,715	995,660
OPERATING COST AND EXPENSE:
Cost of Educational Services	179,736	182,216	554,647	548,850
Student Services and Administrative Expense	108,046	103,690	309,590	308,322
Restructuring Expense	621	2,804	5,562	9,117
Regulatory Settlements	-	-	-	52,150
Total Operating Cost and Expense	288,403	288,710	869,799	918,439
Operating Income from Continuing Operations	53,790	43,965	134,916	77,221
INTEREST:
Interest Income	1,329	1,689	4,812	3,721
Interest Expense	(2,850)	(1,995)	(7,247)	(6,410)
Net Interest Expense	(1,521)	(306)	(2,435)	(2,689)
Income from Continuing Operations Before Income Taxes	52,269	43,659	132,481	74,532
Income Tax Provision	(7,656)	(7,343)	(120,888)	(4,980)
Equity Method Investment Loss	(100)	-	(138)	-
Income from Continuing Operations	44,513	36,316	11,455	69,552
DISCONTINUED OPERATIONS:
(Loss) Income from Discontinued Operations Before
Income Taxes	(8,708)	3,329	(63,887)	8,045
Income Tax Benefit	3,483	377	23,854	2,329
(Loss) Income from Discontinued Operations	(5,225)	3,706	(40,033)	10,374
NET INCOME (LOSS)	39,288	40,022	(28,578)	79,926
Net Loss (Income) Attributable to Noncontrolling Interest	46	(163)	(459)	(502)
NET INCOME (LOSS) ATTRIBUTABLE TO ADTALEM GLOBAL
EDUCATION	$39,334	$39,859	$(29,037)	$79,424

AMOUNTS ATTRIBUTABLE TO ADTALEM GLOBAL
EDUCATION:
Income from Continuing Operations	$44,559	$36,153	$10,996	$69,050
(Loss) Income from Discontinued Operations	(5,225)	3,706	(40,033)	10,374
NET INCOME (LOSS) ATTRIBUTABLE TO ADTALEM GLOBAL
EDUCATION	$39,334	$39,859	$(29,037)	$79,424

EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE
TO ADTALEM GLOBAL EDUCATION SHAREHOLDERS:
Basic:
Continuing Operations	$0.73	$0.57	$0.18	$1.09
Discontinued Operations	$(0.09)	$0.06	$(0.65)	$0.16
Total	$0.64	$0.63	$(0.47)	$1.25
Diluted:
Continuing Operations	$0.72	$0.56	$0.18	$1.08
Discontinued Operations	$(0.08)	$0.06	$(0.64)	$0.16
Total	$0.63	$0.62	$(0.46)	$1.24

Cash Dividends Declared per Common Share	$-	$-	$-	$0.18

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
PRELIMINARY

	Nine Months Ended March 31,
	2018	2017
	(in thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net (Loss) Income	$(28,578)	$79,926
Loss (Income) from Discontinued Operations	40,033	(10,374)
Adjustments to Reconcile Net (Loss) Income to Net Cash Provided by Operating Activities:
Stock-Based Compensation Expense	11,517	13,292
Depreciation	38,347	39,841
Amortization of Intangible Assets	7,333	8,487
Amortization of Deferred Debt Issuance Costs	528	528
Provision for Refunds and Uncollectible Accounts	31,787	31,883
Deferred Income Taxes	4,562	(1,388)
Loss on Disposals, Accelerated Depreciation and Adjustments to Land, Building and Equipment	30,176	2,725
Changes in Assets and Liabilities:
Accounts Receivable	(38,581)	(24,680)
Prepaid Expenses and Other	(29,936)	(17,979)
Accounts Payable	(2,443)	(11,496)
Accrued Salaries, Wages, Benefits and Liabilities	(30,918)	(5,067)
Deferred Revenue	25,619	29,127
Income Taxes Payable, Long-Term	88,562	-
Net Cash Provided by Operating Activities-Continuing Operations	148,008	134,825
Net Cash Provided by Operating Activities-Discontinued Operations	35,256	34,962
NET CASH PROVIDED BY OPERATING ACTIVITIES	183,264	169,787
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(52,653)	(29,551)
Payment for Purchase of Businesses, Net of Cash Acquired	(4,041)	(330,567)
Marketable Securities Purchased	(145)	(82)
Net Cash Used in Investing Activities-Continuing Operations	(56,839)	(360,200)
Net Cash Provided by (Used in) Investing Activities-Discontinued Operations	7,409	(2,978)
NET CASH USED IN INVESTING ACTIVITIES	(49,430)	(363,178)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	22,557	20,390
Employee Taxes Paid on Withholding Shares	(3,862)	(2,719)
Proceeds from Stock Issued Under Colleague Stock Purchase Plan	585	635
Repurchase of Common Stock for Treasury	(111,626)	(30,552)
Cash Dividends Paid	-	(11,414)
Payments of Seller Financed Obligations	(10,559)	(3,943)
Borrowings Under Revolving Credit Facility	258,000	465,000
Repayments Under Revolving Credit Facility	(263,000)	(345,000)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(107,905)	92,397
Effects of Exchange Rate Differences	(714)	324
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	25,215	(100,670)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	251,096	315,347
Cash, Cash Equivalents and Restricted Cash at End of Period	276,311	214,677
Less: Cash, Cash Equivalents and Restricted Cash of Discontinued Operations at End of Period	9,944	4,583
Cash, Cash Equivalents and Restricted Cash at End of Period	$266,367	$210,094

ADTALEM GLOBAL EDUCATION INC.
SEGMENT INFORMATION
(Unaudited)
PRELIMINARY

	Three Months Ended March 31,			Nine Months Ended March 31,
	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)
REVENUE:	(in thousands)
Medical and Healthcare	$220,067	$208,153	5.7%	$614,649	$609,331	0.9%
Professional Education	31,505	29,810	5.7%	101,906	91,906	10.9%
Technology and Business	59,030	61,810	(4.5)%	196,602	193,437	1.6%
U.S. Traditional Postsecondary	32,123	33,537	(4.2)%	93,291	102,967	(9.4)%
Home Office and Other	(532)	(635)	16.2%	(1,733)	(1,981)	12.5%
Total Consolidated Revenue	342,193	332,675	2.9%	1,004,715	995,660	0.9%
OPERATING INCOME (LOSS):
Medical and Healthcare	60,304	50,150	20.2%	141,583	146,166	(3.1)%
Professional Education	2,382	2,619	(9.0)%	15,082	8,810	71.2%
Technology and Business	(103)	5,358	NM	15,749	16,864	(6.6)%
U.S. Traditional Postsecondary	(251)	(3,067)	91.8%	(11,544)	(11,369)	(1.5)%
Home Office and Other	(8,542)	(11,095)	23.0%	(25,954)	(83,250)	68.8%
Total Consolidated Operating Income	$53,790	$43,965	22.3%	$134,916	$77,221	74.7%
NON-GAAP INFORMATION
During the third quarter and first nine months of fiscal year 2018, Adtalem classified the operating results of DeVry University as discontinued operations, and recorded special items related to the following: (i) Restructuring charges related to severance for workforce reductions and real estate consolidations at the medical and veterinary schools, which is part of the Medical and Healthcare segment, Carrington College ("Carrington"), which is part of the U.S. Traditional Postsecondary segment, and Adtalem's home office (not related to any segment) in order to align its cost structure with enrollments; and (ii) Income tax charges related to implementation of the Tax Cuts and Jobs Act of 2017. During the third quarter and first nine months of fiscal year 2017, Adtalem recorded special items related to the following: (i) Restructuring charges related to severance for workforce reductions and real estate consolidations at the administrative support operations of the medical and veterinary schools, Carrington and Adtalem's home office in order to align its cost structure with enrollments; and (ii) Charges related to regulatory settlement agreements. In addition, in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the operating results of DeVry University are reclassified as discontinued operations for the third quarter and first nine months of fiscal year 2017. The following tables illustrate the effects of the discontinued operations and special items on Adtalem’s operating income and net income. Management believes that the non-GAAP disclosure of operating income and net income excluding the discontinued operations and special items provides investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of discontinued operations, restructuring charges and regulatory settlements. Adtalem uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, Adtalem’s reported results prepared in accordance with GAAP. The following tables reconcile these non-GAAP measures to the most directly comparable GAAP information (in thousands):
	Three Months Ended March 31,			Nine Months Ended March 31,
	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)
Medical and Healthcare Operating Income	$60,304	$50,150	20.2%	$141,583	$146,166	(3.1)%
Restructuring Expense	530	667	(20.5)%	642	667	(3.7)%
Medical and Healthcare Operating Income
Excluding Special Items	$60,834	$50,817	19.7%	$142,225	$146,833	(3.1)%

U.S. Traditional Postsecondary Operating Loss	$(251)	$(3,067)	91.8%	$(11,544)	$(11,369)	(1.5)%
Restructuring Expense	-	725	NM	2,378	4,429	(46.3)%
U.S. Traditional Postsecondary Operating Loss
Excluding Special Items	$(251)	$(2,342)	89.3%	$(9,166)	$(6,940)	(32.1)%

Home Office and Other Operating Loss	$(8,542)	$(11,095)	23.0%	$(25,954)	$(83,250)	68.8%
Restructuring Expense	91	1,412	(93.6)%	2,542	4,021	(36.8)%
Regulatory Settlement	-	-	NM	-	52,150	NM
Home Office and Other Operating Loss
Excluding Special Items	$(8,451)	$(9,683)	12.7%	$(23,412)	$(27,079)	13.5%

ADTALEM GLOBAL EDUCATION INC.
NON-GAAP EARNINGS DISCLOSURE
(Unaudited)
PRELIMINARY

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
	(in thousands, except per share amounts)
Net Income (Loss)	$39,334	$39,859	$(29,037)	$79,424
Earnings (Loss) per Share (diluted)	$0.63	$0.62	$(0.46)	$1.24
Continuing Operations:
Restructuring Expense	$621	$2,804	$5,562	$9,117
Effect on Earnings per Share (diluted)	$0.01	$0.04	$0.09	$0.14
Tax Cuts and Jobs Act of 2017	$-	$-	$101,196	$-
Effect on Earnings per Share (diluted)	$-	$-	$1.62	$-
Regulatory Settlements	$-	$-	$-	$52,150
Effect on Earnings per Share (diluted)	$-	$-	$-	$0.81
Income Tax Impact on Non-GAAP Adjustments	$(320)	$(1,096)	$(1,604)	$(22,952)
Effect on Earnings per Share (diluted)	$(0.01)	$(0.02)	$(0.03)	$(0.36)
Discontinued Operations, net of tax	$5,225	$(3,706)	$40,033	$(10,374)
Effect on Earnings per Share (diluted)	$0.08	$(0.06)	$0.64	$(0.16)
Net Income from Continuing Operations Excluding Special
Items, net of tax	$44,860	$37,861	$116,150	$107,365
Earnings per Share from Continuing Operations Excluding
Special Items, net of tax	$0.72	$0.59	$1.86	$1.68
Shares used in EPS calculation	61,965	64,266	62,474	63,991

SUPPLEMENTAL RECONCILIATIONS
(Unaudited)
PRELIMINARY

	Three Months Ended March 31, 2018
	(in thousands)
Revenue:	Medical and Healthcare	Professional Education	Technology and Business	U.S. Traditional Postsecondary	Home Office and Other	Consolidated
Fiscal Year 2017 as Reported	$208,153	$29,810	$61,810	$33,537	$(635)	$332,675
Organic Growth (Decline)	8,245	1,313	(998)	(1,414)	103	7,249
Effect of Acquisitions	-	382	775	-	-	1,157
Hurricane Impact	3,669	-	-	-	-	3,669
Effect of Currency Change	-	-	(2,557)	-	-	(2,557)
Fiscal Year 2018 as Reported	$220,067	$31,505	$59,030	$32,123	$(532)	$342,193

Fiscal Year 2018 % Change:
Organic Growth (Decline)	4.0%	4.4%	(1.6%)	(4.2%)	NM	2.2%
Effect of Acquisitions	-	1.3%	1.3%	-	NM	0.3%
Constant Currency Change	4.0%	5.7%	(0.4%)	(4.2%)	NM	2.5%
Hurricane Impact	1.8%	-	-	-	NM	1.1%
Effect of Currency Change	-	-	(4.1%)	-	NM	(0.8%)
Fiscal Year 2018 % Change
as Reported	5.7%	5.7%	(4.5%)	(4.2%)	NM	2.9%

	Nine Months Ended March 31, 2018
	(in thousands)
Revenue:	Medical and Healthcare	Professional Education	Technology and Business	U.S. Traditional Postsecondary	Home Office and Other	Consolidated
Fiscal Year 2017 as Reported	$609,331	$91,906	$193,437	$102,967	$(1,981)	$995,660
Organic Growth (Decline)	9,885	9,618	1,950	(9,676)	248	12,025
Effect of Acquisitions	-	382	993	-	-	1,375
Hurricane Impact	(4,567)	-	-	-	-	(4,567)
Effect of Currency Change	-	-	222	-	-	222
Fiscal Year 2018 as Reported	$614,649	$101,906	$196,602	$93,291	$(1,733)	$1,004,715

Fiscal Year 2018 % Change:
Organic Growth (Decline)	1.6%	10.5%	1.0%	(9.4%)	NM	1.2%
Effect of Acquisitions	-	0.4%	0.5%	-	NM	0.1%
Constant Currency Change	1.6%	10.9%	1.5%	(9.4%)	NM	1.3%
Hurricane Impact	(0.7%)	-	-	-	NM	(0.5%)
Effect of Currency Change	-	-	0.1%	-	NM	0.0%
Fiscal Year 2018 % Change
as Reported	0.9%	10.9%	1.6%	(9.4%)	NM	0.9%

SUPPLEMENTAL RECONCILIATIONS
(Unaudited)
PRELIMINARY

	Three Months Ended March 31, 2018
	(in thousands)
Total Expenses:	Medical and Healthcare	Professional Education	Technology and Business	U.S. Traditional Postsecondary	Home Office and Other	Consolidated
Fiscal Year 2017 as Reported	$158,003	$27,192	$56,453	$36,603	$10,459	$288,710
Cost Investment (Reduction)	1,898	1,256	4,051	(3,504)	(1,129)	2,572
Effect of Acquisitions	-	675	455	-	-	1,130
Hurricane Impact	-	-	-	-	-	-
Restructuring Expense Change	(137)	-	-	(725)	(1,321)	(2,183)
Effect of Currency Change	-	-	(1,826)	-	-	(1,826)
Fiscal Year 2018 as Reported	$159,764	$29,123	$59,133	$32,374	$8,009	$288,403

Fiscal Year 2018 % Change:
Cost Investment (Reduction)	1.2%	4.6%	7.2%	(9.6%)	NM	0.9%
Effect of Acquisitions	-	2.5%	0.8%	-	NM	0.4%
Constant Currency Change	1.2%	7.1%	8.0%	(9.6%)	NM	1.3%
Hurricane Impact	-	-	-	-	NM	-
Restructuring Expense Change	(0.1%)	-	-	(2.0%)	NM	(0.8%)
Effect of Currency Change	-	-	(3.2%)	-	NM	(0.6%)
Fiscal Year 2018 % Change
as Reported	1.1%	7.1%	4.7%	(11.6%)	NM	(0.1%)

	Nine Months Ended March 31, 2018
	(in thousands)
Total Expenses:	Medical and Healthcare	Professional Education	Technology and Business	U.S. Traditional Postsecondary	Home Office and Other	Consolidated
Fiscal Year 2017 as Reported	$463,165	$83,097	$176,573	$114,335	$81,269	$918,439
Cost Investment (Reduction)	(3,446)	3,052	3,186	(7,449)	(3,419)	(8,076)
Effect of Acquisitions	-	675	606	-	-	1,281
Hurricane Impact	13,372	-	-	-	-	13,372
Restructuring Expense Change	(25)	-	-	(2,051)	(1,479)	(3,555)
Regulatory Settlement Change	-	-	-	-	(52,150)	(52,150)
Effect of Currency Change	-	-	488	-	-	488
Fiscal Year 2018 as Reported	$473,066	$86,824	$180,853	$104,835	$24,221	$869,799

Fiscal Year 2018 % Change:
Cost Investment (Reduction)	(0.7%)	3.7%	1.8%	(6.5%)	NM	(0.9%)
Effect of Acquisitions	-	0.8%	0.3%	-	NM	0.1%
Constant Currency Change	(0.7%)	4.5%	2.1%	(6.5%)	NM	(0.7%)
Hurricane Impact	2.9%	-	-	-	NM	1.5%
Restructuring Expense Change	(0.0%)	-	-	(1.8%)	NM	(0.4%)
Regulatory Settlement Change	-	-	-	-	NM	(5.7%)
Effect of Currency Change	-	-	0.3%	-	NM	0.1%
Fiscal Year 2018 % Change
as Reported	2.1%	4.5%	2.4%	(8.3%)	NM	(5.3%)

CONTACT:
Adtalem Global Education
Investor Contact:
Beth Coronelli
Beth.Coronelli@Adtalem.com
630-353-9035
or
Media Contact:
Ernie Gibble
Ernie.Gibble@Adtalem.com
630-353-9920